United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 15, 2014

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

On November 26, 2014, PSM Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement dated effective November 24, 2014 (the “Series E SPA”) providing for the issuance and sale of up to $1,250,000 of the Company’s Series E 6% Convertible Preferred Stock (1,250 shares) at a purchase price of $1,000 per share (the “Series E Preferred Stock”). The first closing of the Series E SPA occurred on November 26, 2014 with 612.5 shares of Series E Preferred Stock being sold to LB Merchant PSMH-3, LLC, an entity controlled by Michael Margolies, a director and principal shareholder of the Company (the “Purchaser”). For additional information regarding the first closing and the rights and preferences of the Series E Preferred Stock, please see the Current Report on Form 8-K filed by the Company on December 2, 2014.

On December 15, 2014, the second closing of the Series E SPA occurred with 210 shares of Series E Preferred Stock being sold to the Purchaser (the “Shares”). The Shares are convertible into 21,000,000 common shares. In total, the Company sold to the Purchaser 822.5 shares of Series E Preferred Stock convertible into 82,250,000 common shares. The holders of Series E Preferred Stock are entitled to certain voting rights designated in the certificate of designation for the series.

Littlebanc Advisors, LLC, an associate of Wilmington Capital Securities, LLC (the “Placement Agent”) acted as exclusive placement agent for the offering. In accordance with the placement agent agreement for the offering, the Placement Agent was issued warrants to purchase 13,160,000 common shares (the “Warrants”). The Warrants are exercisable at $0.011 per share and will expire on November 26, 2019. The form of the Warrant issued to the Placement Agent is included herewith as Exhibit 10.1.

The Shares, as well as the Warrants, were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. The Purchaser and the Placement Agent were accredited investors as defined in Rule 501(a) of Regulation D promulgated by the SEC. The securities sold in this transaction were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the second closing of the Series E SPA, the Company amended the Series E SPA to amend the Schedule of Purchasers. The amended Series E SPA is included herewith as Exhibit 10.2.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities sold in the above transaction is hereby incorporated by reference into this item. The securities sold in this transaction have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Form of Placement Agent Warrant

99.2	Amendment #1 to Stock Purchase Agreement dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: December 18, 2014	By	/s/ Kevin Gadawski
Kevin Gadawski, President

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